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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARIES OF PARENT HOLDING CORP.

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
       1.  Doubletree Corporation, a Delaware corporation
       2.  Promus Hotel Corporation, a Delaware corporation
       3.  Ziwa Insurance, Inc., a Vermont corporation
           (Wholly-Owned Insurance Company)
       4.  Promus Hotels, Inc., a Delaware corporation
       5.  Buckleigh, Inc., a Delaware corporation
       6.  Compass, Inc., a Tennessee corporation
       7.  EJP Corporation, a Delaware corporation
       8.  Suite Life, Inc., a Delaware corporation
       9.  Embassy Development Corporation, a Delaware corporation
      10.  Embassy Equity Development Corp., a Delaware corporation
      11.  Embassy Syracuse Development Corporation, a Delaware corporation
      12.  Southfield Hotel Management, Inc., a Florida corporation
      13.  Embassy Memphis Corporation, a Tennessee corporation
      14.  Embassy Pacific Equity Corporation, a Delaware corporation
      15.  Embassy Suites Club No. 1, Inc., a Kansas corporation
      16.  Embassy Suites Club No. Two, Inc., a Texas corporation
      17.  Embassy Suites Club No. Three, Inc., a Louisiana corporation
      18.  Embassy Suites (Isla Verde), Inc., a Delaware corporation
      19.  Embassy Suites (Puerto Rico), Inc., a Delaware corporation
      20.  Embassy Vacation Resorts, Inc., a Delaware corporation
      21.  EPAM Corporation, a Delaware corporation
      22.  ESI Mortgage Development Corporation, a Delaware corporation
      23.  ESI Mortgage Development Corporation II, a Delaware corporation
      24.  Hampton Inns, Inc., a Delaware corporation
      25.  GOL (Texas), Inc., a Texas corporation
      26.  Old Town Hotel Corporation, a Delaware corporation
      27.  Pacific Hotels, Inc., a Tennessee corporation
      28.  ATM Hotels Pty Limited, an Australia corporation
      29.  Promus Hotel Services, Inc., a Delaware corporation
      30.  Promus Hotels Florida, Inc., a Delaware corporation
      31.  Promus Hotels Minneapolis, Inc., a Delaware corporation
      32.  Samantha Hotel Corporation, a Delaware corporation
      33.  RFS, Inc., a Tennessee corporation
      34.  Doubletree Partners, a Delaware general partnership
      35.  Doubletree Hotels Corporation, an Arizona corporation
      36.  Doubletree of Phoenix, Inc., a Delaware corporation
      37.  INNCO Corporation, an Arizona corporation
      38.  HOSCO Corporation, an Arizona corporation
      39.  DT Management, Inc., an Arizona corporation
      40.  DT Real Estate, Inc., an Arizona corporation
      41.  Doubletree Hotel Systems, Inc., an Arizona corporation
      42.  Harbor Hotels Corporation, a Delaware corporation
      43.  DTM Burlingame, Inc., an Arizona corporation
      44.  Red Lion Hotels, Inc., a Delaware corporation
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